Exhibit 24

                                POWER OF ATTORNEY

         The undersigned, members of the Board of Directors and Officers of SALTON SEA FUNDING CORPORATION, a Delaware corporation (the "Company"), and the following companies:

   Salton Sea Brine Processing L.P.          Salton Sea Power Generation L.P.
   Fish Lake Power LLC                       Vulcan Power Company
   CalEnergy Operating Corporation           Salton Sea Royalty LLC
   VPC Geothermal LLC                        San Felipe Energy Company
   Conejo Energy Company                     Niguel Energy Company
   Vulcan/BN Geothermal Power Company        Leathers, L.P.
   Del Ranch, L.P.                           Elmore, L.P.
   Salton Sea Power L.L.C.                   CE Turbo LLC
   CE Salton Sea Inc.

hereby constitute and appoint Steven A. McArthur and Douglas L. Anderson and each of them, as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in his stead, in any and all capacities, to sign on his behalf the Company's Form 10-K Annual Report for the fiscal year ending December 31, 2000 and to execute any amendments thereto and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission and applicable stock exchanges, with the full power and authority to do and perform each and every act and thing necessary or advisable to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated as of March 29, 2001.



/s/ Patrick J. Goodman
PATRICK J. GOODMAN

/s/ Larry Kellerman
LARRY KELLERMAN

/s/ John Harrison
JOHN HARRISON